EXHIBIT 4.1

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 18, 2006 (the “Effective Date”) by and among Park-Ohio Industries, Inc., an Ohio corporation (the “Company”), the other Loan Parties (as defined in the Credit Agreement (as defined below)), the Lenders (as defined in the Credit Agreement), and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), a national banking association (the “Agent”).

WHEREAS, the Company, the other Loan Parties, the Lenders, and the Agent entered into a certain Amended and Restated Credit Agreement dated as of November 5, 2003, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 30, 2004, Second Amendment to Amended and Restated Credit Agreement dated as of December 29, 2004, Third Amendment to Amended and Restated Credit Agreement dated as of May 5, 2006 and Fourth Amendment to Amended and Restated Credit Agreement dated June 9, 2006 (as amended, and as may from time to time be further amended, restated, modified, or supplemented, the “Credit Agreement”);

WHEREAS, the Company, the other Loan Parties, the Lenders, and the Agent have agreed to amend the Credit Agreement as set forth herein; and

WHEREAS, the defined terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:

1. Amendment to Article I — Revised Definitions. The definition of “Aggregate Commitment” in Article I of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Aggregate Commitment” means the amount of $230,000,000, as reduced from time to time pursuant to the terms hereof.

2. Temporary Reduction of Availability Thresholds. The Availability thresholds contained in Section 6.1(n), 6.14(b), 9.6(a)(i) and 16.2 are hereby temporarily reduced to $15,000,000 from the Effective Date through November 15, 2006, at which time such thresholds will revert to the amounts in place immediately proceeding the Effective Date.

3. Amendment to the Third Amended Commitment Schedule. The Third Amended Commitment Schedule attached to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the Commitment Schedule attached hereto and titled “Fourth Amended Commitment Schedule”.

4. NABS, Inc. Acquisition. Pursuant to the terms of Section 6.20 of the Credit Agreement, no Loan Party is permitted, among other things, to create any subsidiary or make any Acquisition except an Acquisition that meets the criteria contained in Section 6.20(d)(ix) (the “Acquisition Criteria”). The Company has notified the Agent and the Lenders that Integrated Logistics Holding Company (“Purchaser”) desires to acquire all of the issued and outstanding stock of NABS, Inc. (“NABS”), a New York corporation from Jack Laufer, Sam Laufer and Bill Laufer with the proceeds of a Domestic Revolving Loan (the “Transaction”) and that the Transaction will not meet all of the Acquisition Criteria. The Company has, therefore, requested that the Agent and the other Lenders consent to the Transaction by Purchaser. The Agent and the Lenders are willing to accommodate the Company’s request and hereby consent to the Transaction, subject to the following conditions:

a.	Review by the Agent and its counsel, from the perspective of an asset-based lender, of all the documentation related to the Transaction.

b.	After giving effect to the Transaction, Availability shall equal or exceed $15,000,000.

c.	The Transaction shall be consummated on or prior to October 31, 2006.

d.	The gross purchase price of the Transaction shall not exceed $21,000,000.

e.	Upon the consummation of the Transaction, the Company (i) shall cause NABS to execute a Joinder Agreement and become a Loan Party under the Credit Agreement, (ii) hereby authorizes the Agent and its counsel to file a UCC-1 with respect to the assets of NABS with the Secretary of State of the State of New York, and (iii) shall, and shall cause all applicable Loan Parties to, execute and deliver to the Agent such documents and agreements, and shall take or cause to be taken such actions, as the Agent may from time to time reasonably request to perfect its liens in NABS’ assets and to otherwise carry out the terms and conditions of this Amendment.

This consent is a one-time consent related specifically to the Transaction and shall not constitute a course of conduct or imply a future consent to any departure from the terms of the Credit Agreement. The consent contained herein shall be rescinded (and the terms of Section 6.20)(d)(ix) shall apply as if the Agent and the Lenders had not granted such consent) if an Unmatured Default or Default occurs between the date hereof and the consummation of the Transaction.

5. Representations and Warranties. Each Loan Party represents and warrants to the Agent and the Lenders that (a) it has the power and authority and legal right to execute and deliver this Amendment, (b) the execution and delivery by such Loan Party of this Amendment, and the performance of its obligations hereunder, have been duly authorized by proper proceedings, (c) the execution and delivery by such Loan Party of this Amendment, and the performance of its obligations hereunder, will not create any Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) under the Indenture, and (d) this Amendment constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except as the same may be subject to general principles of equity.

6. General Terms. This Amendment shall be effective as of the Effective Date. Except as specifically amended herein, directly or be reference, all of the terms and conditions set forth in the Credit Agreement are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws. The Credit Agreement and all other Loan Documents shall remain in full force and effect in all respects as if the unpaid balance of the principal outstanding, together with interest accrued thereon, had originally been payable and secured as provided for therein, as amended from time to time as modified by this Amendment. Nothing herein shall affect or impair any rights and powers which the Company, and Loan Party, and Lender or the Agent may have under the Credit Agreement and any and all other Loan Documents.

7. No Effect. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Credit Agreement and/or any other instruments evidencing, securing or related to the Obligations.

8. Consideration. As consideration for this Amendment, the Company shall pay to the Agent, for the benefit of the Lenders, (a) an amendment fee in the amount of $35,000 to be split equally among the Lenders and (b) a commitment increase fee in the amount of $20,000 to be split among the Lenders on a pro-rata basis in accordance with their respective increased commitments. The Company hereby further agrees to reimburse the Agent for any and all reasonable out-of-pocket costs, fees and expenses incurred in connection with this Amendment, including, without limitation, reasonable attorneys’ fees.

9. Counterparts; Facsimile Signatures; Headings. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all parties, notwithstanding that the parties are not signatories to the same counterpart. The parties may execute this Amendment by facsimile, and all such facsimile signatures shall have the same force and effect as manual signatures delivered in person. Headings and footers in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, the other Loan Parties, the Lenders and the Agent have executed this Agreement as of the date first above written.

DOMESTIC BORROWER:

PARK-OHIO INDUSTRIES, INC.

By: /s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

CANADIAN BORROWER:

RB&W CORPORATION OF CANADA

By: /s/ Matthew V. Crawford
Name: Matthew V. Crawford
Title: President

UK BORROWERS:

AJAX TOCCO INTERNATIONAL
LIMITED

By: /s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

By: /s/ Richard Paul Elliott
Name: Richard Paul Elliott
Title: Director

INTEGRATED LOGISTICS SOLUTIONS
LIMITED

By: /s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

By: /s/ Andrew A. Arena
Name: Andrew A. Arena
Title: Chairman

DOMESTIC SUBSIDIARIES:

THE AJAX MANUFACTURING COMPANY	LEWIS & PARK SCREW & BOLT COMPANY

AJAX TOCCO MAGNETHERMIC CORPORATION	PARK AVENUE TRAVEL LTD.

ATBD, INC.	PARK-OHIO FORGED & MACHINED PRODUCTS LLC

BLUE FALCON TRAVEL, INC.	PARK-OHIO PRODUCTS, INC.

THE CLANCY BING COMPANY	PHARMACEUTICAL LOGISTICS INC.

CONTROL TRANSFORMER, INC.	PHARMACY WHOLESALE LOGISTICS, INC.

DONEGAL BAY LTD.	PMC INDUSTRIES CORP.

FECO, INC.	PMC-COLINET, INC.

FORGING PARTS & MACHINING COMPANY	P-O REALTY LLC

GAMCO COMPONENTS GROUP LLC	POVI L.L.C.

GATEWAY INDUSTRIAL SUPPLY LLC	PRECISION MACHINING CONNECTION LLC

GENERAL ALUMINUM MFG. COMPANY LLC	RB&W LTD.

ILS ACQUISITION LLC	RB&W MANUFACTURING LLC

ILS TECHNOLOGY LLC	RED BIRD, INC.

INTEGRATED HOLDING COMPANY	SOUTHWEST STEEL PROCESSING LLC

INTEGRATED LOGISTICS HOLDING COMPANY	SUMMERSPACE, INC.

INTEGRATED LOGISTICS SOLUTIONS, INC.	TOCCO, INC.

INTEGRATED LOGISTICS SOLUTIONS LLC	TRICKERATION, INC.

LALLEGRO, INC.	WB&R ACQUISITION COMPANY, INC.

By: /s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

CANADIAN SUBSIDIARIES:

AJAX TOCCO MAGNETHERMIC
CANADA LIMITED

By: /s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

INTEGRATED LOGISTICS COMPANY
OF CANADA

By: /s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President and Secretary

RB&W LOGISTICS CANADA, INC./LOGISTIQUE RB&W CANADA, INC.

By: /s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President and Secretary

LENDERS:

JPMORGAN CHASE BANK, N.A.
Individually, as the Agent, a Lender,
and LC Issuer

By: /s/ David J. Waugh
Name: David J. Waugh
Title: Vice President

KEYBANK NATIONAL ASSOCIATION as Syndication Agent

By: /s/ John P. Dunn
Name: John P. Dunn
Title: Vice President

CITIZENS BANK OF PENNSYLVANIA as a Lender

By: /s/ Paul A. Rebholz
Name: Paul A. Rebholz
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION as a Lender

By: /s/ Matthew Kasper
Name: Matthew Kasper
Title: AVP – Relationship Manager

PNC BUSINESS CREDIT as a Lender

By: /s/ Douglas A. Hoffman
Name: Douglas A. Hoffman
Title: Vice President

FIFTH THIRD BANK as a Lender

By: /s/ Roy C. Lanctot
Name: Roy C. Lanctot
Title: Vice President
NATIONAL CITY BUSINESS CREDIT, INC. as a Lender

By: /s/ Jason Hanes
Name: Jason Hanes
Title: Vice President

FOURTH AMENDED COMMITMENT SCHEDULE

Lender	Domestic Commitment	Commitment	UK Sub- Commitment	Canadian
		Percentage	Of UK Lenders*	Sub-Commitment of
				Canadian Lenders*
JPMorgan Chase Bank, N.A.	$46,400,000	20.1739%	10,000,000	12,000,000

KeyBank National Association	$40,000,000	17.3913%

U.S. Bank National Association	$31,000,000	13.4783%

Citizens Bank of Pennsylvania	$30,300,000	13.1739%

PNC Business Credit	$30,300,000	13.1739%

Fifth Third Bank	$23,000,000	10.000%

National City Business Credit, Inc.	$29,000,000	12.6087%

Aggregate Commitment	$230,000,000	100%	$10,000,000	$12,000,000

*The UK Sub-Commitment and Canadian Sub-Commitment are Sub-Commitments of the Domestic
Commitment and not separate Commitments.